EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Computer Task Group, Incorporated:
We consent to the incorporation by reference in the registration statement No. 333‑43263 on Form S-3 and No. 033-61493, 333-12237, 333-39936, 333-51162, 333-66766, 333-91148, 333-118314, 333-143080, 333-152827, 333-167461, 333-167462, 333-183206, and 333-197925 on Form S-8 of Computer Task Group, Incorporated of our reports dated February 25, 2015, with respect to the consolidated balance sheets of Computer Task Group, Incorporated and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10‑K of Computer Task Group, Incorporated.

/s/ KPMG LLP

Buffalo, New York
February 25, 2015